Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information combines the historical condensed consolidated balance sheet and statements of operations and comprehensive loss of Instructure Holdings, Inc. (the “Company” or “Instructure”) and the historical consolidated balance sheet and statement of operations and comprehensive loss of PCS Holdings, LLC (“Parchment”), after giving effect to the Acquisition (as defined in Note 1 – Description of the Acquisition and Financing Transactions) and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•
Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of Parchment will be recorded by Instructure at their respective fair values as of the date the Acquisition was completed;
•
The transfer of purchase consideration comprised of approximately $833.3 million in cash (including repaid indebtedness and subject to customary post-closing adjustments) in exchange for the right, title, and interest in and to all the outstanding equity of Parchment;
•
The Financing Transaction (as defined in Note 1 – Description of the Acquisition and Financing Transaction); and
•
Adjustments to reflect transaction costs in connection with the Acquisition and the Financing Transaction.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2022 and the nine months ended September 30, 2023 are derived from and should be read in conjunction with (a) Instructure's (i) audited historical consolidated financial statements included in the Annual Report on Form 10-K of Instructure for the year ended December 31, 2022 and (ii) unaudited interim condensed consolidated financial statements included in the Quarterly Report on Form 10-Q of Instructure for the nine months ended September 30, 2023 and (b) Parchment's (i) audited historical consolidated financial statements for the year ended December 31, 2022 and (ii) unaudited interim consolidated financial statements for the nine months ended September 30, 2023. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the Financing Transaction as if they had occurred on (i) September 30, 2023 for purposes of the unaudited pro forma condensed combined balance sheet, and (ii) January 1, 2022, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2022 and the nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial statements have been prepared by Instructure's management for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been achieved had the Acquisition and the Financing Transaction occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that the combined company may achieve after the Acquisition. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are based on preliminary information and certain assumptions that we believe are reasonable, and do not reflect any cost savings, operating synergies or revenue synergies that may result from the Acquisition or the costs to achieve such synergies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States, or U.S. GAAP, which requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. For the Acquisition, Instructure is determined to be the accounting acquirer of Parchment. The identifiable assets acquired, and liabilities assumed, and goodwill are measured and recorded at their acquisition date fair value. The results of operations for the combined company will be reported prospectively after the Acquisition date. Instructure intends to finalize the valuations, other studies, and the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Parchment have been measured based on various preliminary estimates using assumptions that Instructure believes are reasonable based on information that is currently available. Accordingly, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information. An initial review of the accounting policies was completed to determine material differences and Instructure will continue to review the accounting policies and practices of Parchment, and as a result, may identify differences between the accounting policies and practices of the two companies that, when conformed, could have an impact on the financial statements of the Company after giving effect to the Acquisition.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information provided herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(in thousands)

		(Note 3)	(Note 5)
	Instructure Historical	Parchment Reclassed	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$304,858	$6,195	$(842,597)	(a)	$663,055	(a)	$131,510
Funds held on behalf of customers	—	7,055	—		—		7,055
Accounts receivable—net	92,708	10,780	—		—		103,488
Prepaid expenses	18,244	1,241	—		—		19,485
Deferred commissions	14,363	3,621	(3,621)	(b)	—		14,363
Other current assets	4,125	4,137	—		—		8,262
Total current assets	434,298	33,029	(846,218)		663,055		284,163
Property and equipment, net	13,656	559	—		—		14,215
Right-of-use assets	10,227	1,419	—		—		11,646
Goodwill	1,265,316	182,287	388,983	(c)	—		1,836,586
Intangible assets, net	435,442	133,049	165,251	(d)	—		733,742
Noncurrent prepaid expenses	5,253	—	—		—		5,253
Deferred commissions, net of current portion	14,912	3,299	(3,299)	(b)	—		14,912
Deferred tax assets	8,389	—	—		—		8,389
Other assets	7,710	950	—		—		8,660
Total assets	$2,195,203	$354,592	$(295,283)		$663,055		$2,917,566
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,539	$1,697	$—		$—		$20,236
Customer funds deposit	—	7,055	—		—		7,055
Accrued liabilities	21,162	14,136	(947)	(f)	—		34,351
Lease liabilities	7,355	414	—		—		7,769
Acquisition earnout	—	1,100	—		—		1,100
Long-term debt, current	4,013	1,270	(1,270)	(a)	2,602	(i)	6,615
Deferred revenue	334,404	22,049	—		—		356,453
Total current liabilities	385,473	47,721	(2,217)		2,602		433,579
Long-term debt, net of current portion	483,385	120,219	(120,219)	(a)	661,717	(i)	1,145,102
Deferred revenue, net of current portion	12,700	827	—		—		13,527
Lease liabilities, net of current portion	11,090	1,005	—		—		12,095
Deferred tax liabilities	16,069	62,710	(42,499)	(h)	—		36,280
Other long-term liabilities	4,226	148	—		—		4,374
Total liabilities	912,943	232,630	(164,935)		664,319		1,644,957
Stockholders’ equity:
Common stock	1,447	—	—		—		1,447
Additional paid-in capital	1,610,026	209,836	(209,836)	(e)	—		1,610,026
Accumulated deficit	(329,213)	(87,874)	79,488	(e)(f)(g)	(1,264)	(a)	(338,863)
Total stockholders’ equity	1,282,260	121,962	(130,348)		(1,264)		1,272,610
Total liabilities and stockholders’ equity	$2,195,203	$354,592	$(295,284)		$663,055		$2,917,566

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2022

(in thousands, except per share data)

		(Note 3)	(Note 6)
	Instructure Historical	Parchment Reclassed	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Revenue:
Subscription and support	$430,661	$90,257	$—		$—		$520,918
Professional services and other	44,533	—	—		—		44,533
Total revenue	475,194	90,257	—		—		565,451
Cost of revenue:
Subscription and support	146,546	31,456	2,465	(b)	—		180,467
Professional services and other	25,748	—	—		—		25,748
Total cost of revenue	172,294	31,456	2,465		—		206,215
Gross profit	302,900	58,801	(2,465)		—		359,236
Operating expenses:
Sales and marketing	181,744	30,404	21,196	(a)(b)	—		233,344
Research and development	77,189	15,872	—		—		93,061
General and administrative	60,447	13,555	8,386	(c)(d)	—		82,388
Total operating expenses	319,380	59,831	29,582		—		408,793
Loss from operations	(16,480)	(1,030)	(32,047)		—		(49,557)
Other income (expense):
Interest income	1,679	—	—		—		1,679
Interest expense	(24,595)	(9,891)	—		(50,269)	(f)	(84,755)
Other income (expense), net	(2,978)	(636)	—		—		(3,614)
Total other income (expense), net	(25,894)	(10,527)	—		(50,269)		(86,690)
Loss before income taxes	(42,374)	(11,557)	(32,047)		(50,269)		(136,247)
Income tax benefit	8,132	80	8,012	(e)	12,567	(g)	28,791
Net loss and comprehensive loss	$(34,242)	$(11,477)	$(24,035)		$(37,702)		$(107,456)
Net loss per common share, basic and diluted	$(0.24)						$(0.76)
Weighted-average common shares used in computing basic and diluted net loss per common share attributable to common stockholders	141,815						141,815

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Nine Months Ended September 30, 2023

(in thousands, except per share data)

		(Note 3)	(Note 6)
	Instructure Historical	Parchment Reclassed	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Revenue:
Subscription and support	$360,159	$80,905	$—		$—		$441,064
Professional services and other	34,675	—	—		—		34,675
Total revenue	394,834	80,905	—		—		475,739
Cost of revenue:
Subscription and support	117,532	24,834	2,262	(b)	—		144,628
Professional services and other	21,016	—	—		—		21,016
Total cost of revenue	138,548	24,834	2,262		—		165,644
Gross profit	256,286	56,071	(2,262)		—		310,095
Operating expenses:
Sales and marketing	149,743	24,735	16,497	(a)(b)	—		190,975
Research and development	65,872	14,080	—		—		79,952
General and administrative	44,113	9,904	—		—		54,017
Total operating expenses	259,728	48,719	16,497		—		324,944
Income (loss) from operations	(3,442)	7,352	(18,759)		—		(14,849)
Other income (expense):
Interest income	3,021	—	—		—		3,021
Interest expense	(30,642)	(11,287)	—		(33,185)	(f)	(75,114)
Other income (expense)	(1,965)	(183)	—		—		(2,148)
Total other income (expense), net	(29,586)	(11,470)	—		(33,185)		(74,241)
Loss before income taxes	(33,028)	(4,118)	(18,759)		(33,185)		(89,090)
Income tax benefit (expense)	4,717	(4,614)	4,690	(e)	8,296	(g)	13,089
Net loss and comprehensive loss	$(28,311)	$(8,732)	$(14,069)		$(24,889)		$(76,002)
Net loss per common share, basic and diluted	$(0.20)						$(0.53)
Weighted average common shares used in computing basic and diluted net loss per common share	143,665						143,665

INSTRUCTURE HOLDINGS, INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Acquisition and Financing Transaction

The “Acquisition”

On February 1, 2024, the Company completed the acquisition of Parchment, pursuant to the Unit Purchase Agreement (the “Purchase Agreement”), dated as of October 30, 2023, by and among Instructure, Inc., a wholly-owned subsidiary of the Company, Parchment, and the selling parties listed therein. Pursuant to the terms of the Purchase Agreement, Instructure acquired, directly or indirectly, all of the equity interests of Parchment for approximately $833.3 million.

The “Financing Transaction”

On February 1, 2024, Instructure entered into the Second Amendment to the Credit Agreement (the “Second Amendment”), which amends that certain Credit Agreement, dated as of October 29, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of June 7, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein. Pursuant to the Second Amendment, among certain other amendments, the lenders named in the Second Amendment agreed, severally and not jointly, to extend additional 2023 Incremental Term Loans (as defined in the Credit Agreement) (the “2023 Incremental Term Loans”) to the Company under the Credit Agreement in an aggregate principal amount equal to $685,000,000. The Company used the proceeds of the 2023 Incremental Term Loans, borrowed under the Credit Agreement, to finance (i) the cash consideration for the acquisition of Parchment, and (ii) fees and costs incurred in connection with the acquisition and related transactions.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Instructure and Parchment, respectively, as adjusted to give pro forma effect to the Acquisition and the Financing Transaction.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, the unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended September 30, 2023 presented herein are based on the historical financial statements of Instructure and Parchment. The following financial information was combined:

•
The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Acquisition and the Financing Transaction had occurred on September 30, 2023 and combines the historical unaudited condensed consolidated balance sheet of Instructure as of September 30, 2023 with the historical unaudited consolidated balance sheet of Parchment as of September 30, 2023.
•
The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2022 has been prepared as if the Acquisition and Financing Transaction had occurred January 1, 2022, the first day of the beginning of Instructure’s fiscal year 2022 and the beginning of Instructure’s annual period presented, and combines Instructure’s historical audited consolidated statements of operations and comprehensive loss for the year ended December 31, 2022 with Parchment’s historical audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2022.
•
The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended September 30, 2023 has been prepared as if the Acquisition and Financing Transaction had occurred on January 1, 2022 and combines Instructure’s historical unaudited condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2023 with Parchment’s historical unaudited consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2023.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805 and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions regarding certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, income taxes, and goodwill are subject to change as the Company obtains additional information during the measurement period (up to one year from the Acquisition date). Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Acquisition are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Acquisition during the twelve-month period following the Acquisition which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the consolidated financial position or results of operations that would have been achieved had the Acquisition and the Financing Transaction occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that Instructure will experience.

3. Reclassification Adjustments

Reclassification of historical Parchment financial statement line items was required as of September 30, 2023, for the year ended December 31, 2022 and the nine months ended September 30, 2023 to conform to the expected financial statement line items of the combined company following the Acquisition.

Pro Forma Combined Balance Sheet reclassification adjustments as of September 30, 2023 included the following (in thousands):

Parchment Historical Condensed Consolidated Balance Sheet Line Items	Instructure Historical Condensed Consolidated Balance Sheet Line Items	Parchment Historical Consolidated Balance	Reclassification Adjustments		Parchment Reclassed

Cash and cash equivalents	Cash and cash equivalents	13,250	(7,055)	(a)	6,195
	Funds held on behalf of customers	—	7,055	(a)	7,055
Accrued liabilities	Accrued liabilities	21,191	(7,055)	(b)	14,136
	Customer funds deposit	—	7,055	(b)	7,055
(a)
Reclassification of $7.1 million of Cash and cash equivalents to Funds held on behalf of customers; and
(b)
Reclassification of $7.1 million of Accrued liabilities to Customer funds deposit.

Pro Forma Combined Statement of Operations and Comprehensive Loss reclassification adjustments for the year ended December 31, 2022 included the following (in thousands):

Parchment Historical Condensed Consolidated Statement of Operations and Comprehensive Loss Line Items	Instructure Historical Condensed Consolidated Statement of Operations and Comprehensive Loss Line Items	Parchment Historical Consolidated Balance	Reclassification Adjustments		Parchment Reclassed

Revenues	Revenue: Subscription and support	90,257	—		90,257
Cost of revenues	Cost of revenue: Subscription and support	24,481	6,975	(a)	31,456
Depreciation and amortization		22,438	(22,438)	(a)	—
Sales and marketing	Sales and marketing	15,448	14,956	(a)	30,404
General and administrative	General and administrative	13,048	507	(a)	13,555
(a)
Reclassification of $22.4 million of Depreciation and amortization to Cost of revenue: Subscription and support, Sales and marketing, and General and administrative.

Pro Forma Combined Statement of Operations and Comprehensive Loss reclassification adjustments for the nine months ended September 30, 2023 included the following (in thousands):

Parchment Historical Condensed Consolidated Statement of Operations and Comprehensive Loss Line Items	Instructure Historical Condensed Consolidated Statement of Operations and Comprehensive Loss Line Items	Parchment Historical Consolidated Balance	Reclassification Adjustments		Parchment Reclassed

Revenues	Revenue: Subscription and support	80,905	—		80,905
Cost of revenues	Cost of revenue: Subscription and support	20,016	4,818	(a)	24,834
Depreciation and amortization		15,425	(15,425)	(a)	—
Sales and marketing	Sales and marketing	14,393	10,342	(a)	24,735
General and administrative	General and administrative	9,639	265	(a)	9,904
(a)
Reclassification of $15.4 million of Depreciation and amortization to Cost of revenue: Subscription and support, Sales and marketing, and General and administrative.

4. Preliminary Purchase Price Allocation

Purchase Consideration

The total purchase consideration is calculated as follows (in thousands):

Purchase Consideration
Estimated Purchase Price	$835,000
Less: Assumed indebtedness	(2,637)
Less: Compensation arrangements	(2,288)
Plus: Closing cash	3,189
Preliminary Aggregate Purchase Consideration	833,264
Consideration paid to Parchment's lenders	(122,528)
Consideration paid to escrow agent	(2,000)
Consideration paid to Parchment's service providers	(24,601)
Total consideration to shareholders	$684,135

Preliminary Purchase Price Allocation

The aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Instructure’s preliminary estimate of their respective fair values (in thousands):

Preliminary Aggregate Purchase Consideration Allocation
Preliminary Aggregate Purchase Consideration	$833,264
Identifiable assets acquired
Cash and cash equivalents	$6,195
Funds held on behalf of customers	7,055
Accounts receivable	10,780
Prepaid expenses and other assets	6,328
Property and equipment	559
Right-of-use assets	1,419
Intangible assets, net	298,300
Total assets acquired	$330,636

Liabilities assumed
Accounts payable and accrued liabilities	$15,833
Customer funds deposit	7,055
Lease liabilities	1,419
Acquisition earnout	1,100
Deferred revenue	22,876
Deferred tax liabilities	20,211
Other liabilities	148
Total liabilities assumed	$68,642

Pro forma goodwill	$571,270

Goodwill represents the excess of the aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Acquisition. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Accounting Adjustments

This note should be read in conjunction with other notes in these unaudited pro forma combined financial statements. Adjustments included in the columns under the headings “Pro Forma Adjustments” represent the following:

(a)
The change in cash and cash equivalents was determined as follows (in thousands):

Cash and Cash Equivalents
Transaction Accounting Adjustments - Acquisition
Cash consideration transferred, net	$(711,775)
Settlement of Parchment's existing debt	(121,489)
Instructure's transaction costs (See (f) below)	(7,045)
Compensation arrangements (See (g) below)	(2,288)
Pro forma net adjustment to cash and cash equivalents	$(842,597)

Cash and Cash Equivalents
Transaction Accounting Adjustments - Financing
Proceeds from the term loan	$685,000
Less: Capitalized debt issuance costs and transaction costs for financing	(20,681)
Less: Debt issuance costs expensed	(1,264)
Pro forma net adjustment to cash and cash equivalents	$663,055

(b)
Represents the adjustment related to deferred commissions. In connection with the Acquisition, deferred commission costs were set to zero reflecting their fair value as a result of purchase accounting application.

(c)
The table below sets forth goodwill resulting from the Acquisition (in thousands):

Goodwill
Pro forma fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	$571,270
Removal of Parchment's historical goodwill	(182,287)
Pro forma net adjustment to goodwill	$388,983

(d)
The table below sets forth intangible assets recognized as a result of the Acquisition in accordance to ASC 805. The pro forma intangible adjustments are calculated based on the fair value of the acquired assets and liabilities as of the date of the Acquisition (in thousands).

Intangible Assets	Amount	Useful Life (in years)
Customer relationships	$240,000	7
Developed technology	45,800	3-5
Trade name	12,500	3-5
Removal of Parchment's historical intangible assets, net of accumulated amortization	(133,049)
Pro forma net adjustment to acquired intangible assets	$165,251

(e)
Represents the elimination of Parchment's historical equity balance of $122.0 million.

(f)
Represents $7.0 million of total Instructure transaction costs incurred in connection with the Acquisition, which will result in a reduction to cash and retained earnings. Transaction costs of $7.0 million were settled at close as a portion of the purchase consideration. Approximately $0.9 million of transaction related expenses were included in Instructure's income statement for the nine months ended September 30, 2023 with an accrued liability recorded in Instructure's balance sheet as of September 30, 2023.

(g)
Represents the total cash paid for retention bonuses of $2.3 mi1lion associated with the Acquisition, assuming such bonuses had been paid on January 1, 2022. Instructure entered into retention bonus agreements with certain Parchment employees. The bonuses are payable to the employees on the date 6 months after the closing date of the Acquisition if they are still employed by the Company.

(h)
Reflects deferred taxes resulting from pro forma fair value adjustments based on the estimated blended statutory tax rate of approximately 25% as follows (in thousands):

Deferred Tax Adjustment
Deferred tax	$74,575
Less: Parchment's historical deferred tax liabilities	(33,262)
Less: Transaction accounting tax adjustments	(83,812)
Pro forma deferred tax adjustments	$(42,499)

The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Financing Adjustments

(i)
The table below sets forth debt recognized as a result of the Acquisition in accordance with ASC 805 (in thousands):

Debt, net
Proceeds from the term loan	$685,000
Less: Debt discount	(20,681)
Pro forma net adjustments to debt	$664,319
Less: Short-term debt (net of debt issuance costs of $4,370)	(2,602)
Pro forma adjustment to long-term debt (net of debt issuance costs of $16,311)	$661,717

6. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss

Acquisition Accounting Adjustments

(a)
Represents adjustment related to amortization for deferred commissions of $0.7 million and $0.8 million for the period from January 1, 2022 to December 31, 2022 and the period from January 1 2023 to September 30, 2023, respectively, as if the Acquisition had occurred on January 1, 2022. In connection with the Acquisition, deferred commission amortization costs were set to zero reflecting their fair value as a result of purchase accounting application.
(b)
The table below sets forth the future amortization for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2022 and the nine months ended September 30, 2023 associated with the intangible assets recognized as a result of the Acquisition (in thousands):

	Estimated Useful Life	Estimated Fair Value	For the year ended December 31,	For the nine months ended September 30,
Amortization of Intangible Assets			2022	2023
Customer relationships	7 years	240,000	$34,286	$25,714
Developed technology	3-5 years	45,800	9,440	7,080
Trade name	3-5 years	12,500	2,567	1,925
Less: Parchment's historical amortization of intangible assets disclosed in Depreciation and amortization			(21,931)	(15,160)
Pro forma net adjustment to Acquired intangible assets			$24,361	$19,559

(c)
Represents total cash for retention bonus agreements associated with the Acquisition assuming such bonuses had been paid on January 1, 2022. Instructure entered into retention bonus agreements with certain Parchment employees. The bonus is payable to the employees on the date 6 months after the closing date of the Acquisition if they are still employed by the Company.
(d)
Represents $7.0 million of total Instructure transaction costs incurred in connection with the closing of the Acquisition on February 1, 2024. The adjustment reflects a reduction in cash of $6.1 million and a reduction to retained earnings of $6.1 million, in each such case, assuming such costs had been paid on January 1, 2022. These costs were not included in Instructure's historical statements of operations and comprehensive loss for the year ended December 31, 2022 or the nine months ended September 30, 2023, as they were incurred after these periods, but paid at or before closing of the Acquisition. Total transaction costs of $0.9 million were included in Instructure's historical statement of operations and comprehensive loss for the nine months ended September 30, 2023.
(e)
Reflects the income tax impact of the acquisition accounting adjustments utilizing an estimated blended statutory income tax rate of approximately 25% for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

Financing Adjustments

(f)
The table below sets forth the future interest expense for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2022 and the nine months ended September 30, 2023 associated with the debt recognized as a result of the Acquisition:

	For the year ended December 31,	For the nine months ended September 30,
Interest Expense	2022	2023
Interest Expense	$55,803	$41,204
Amortization of capitalized debt issuance costs	4,357	3,268
Less: Parchment's historical interest expense	(9,341)	(10,874)
Less: Parchment's historical amortization of capitalized debt issuance costs	(550)	(413)
Pro forma net adjustment to Interest and other related expense, net	$50,269	$33,185

(g)
Reflects the income tax impact of the acquisition accounting adjustments utilizing an estimated blended statutory income tax rate of approximately 25% for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.